(a)(3) CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF FORMATION OF THE REGISTRANT

Delaware

The First State

I,          JEFFREY   W.   BULLOCK,   SECRETARY   OF  STATE   OF  THE STATE OF DELAWARE,   DO  HEREBY  CERTIFY  THE ATTACHED IS  A  TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROCHDALE HIGH YIELD ALTERNATIVE   STRATEGIES   FUND  LLC", CHANGING ITSNAME FROM "ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC" TO "CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND LLC", FILED  IN  THIS  OFFICE  ON  THE   TENTH   DAY  OF  SEPTEMBER,  A.D.  2013, AT 10: 06 O'CLOCK   P .M.

You may verify this certificate online at corp.delaware.gov/authver.shtml

Sep.10.2013          7:15PM
No. 1517          P.2

State of Delaware
Secretary of  State
Division of Corporations
Delivered 10:06 PM 09/10/2013
 FILED 10:06 PM 09/10/2013
SRV 131074796 - 4219525 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

ROCHDALE  HIGH YIELD ALTERNATIVE  STRATEGIES  FUND LLC

1.	The name of the limited liability company is Rochdale High Yield Alternative Strategies Fund LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First of the Certificate of Formation shall be amended as follows:

FIRST: The name of the limited liability company is:  City National  Rochdale High Yield Alternative Strategies Fund  LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 10th day of September, 2013.

Title:   Chief Compliance Officer